UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Allianz Funds
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Shareholder Services

May 30, 2012

EXTREMELY IMPORTANT

Re: Allianz AGIC Growth Fund

Dear Shareholder:

As a follow-up to our recent mailing we are contacting you regarding a very important matter pertaining to your investment in Allianz AGIC Growth Fund. This matter pertains to an important operating initiative for the fund which requires your response.

It is extremely important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-800-591-6313 Ext. 7602 between 9:00 a.m. and 10:00 p.m. EST Monday through Friday.

Thank you.

Sincerely,

Frederick M. Bonnell

Managing Director

Shareholder Services

AST Fund Solutions, LLC,. 110 Wall Street, 5th Floor New York, NY 10005

Shareholder Services

June 1, 2012

EXTREMELY IMPORTANT

Re: Allianz AGIC Growth Fund

Dear Shareholder:

As a follow-up to our recent mailing we are contacting you regarding a very important matter pertaining to your investment in Allianz AGIC Growth Fund. This matter pertains to an important operating initiative for the fund which requires your response.

It is extremely important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-800-591-6313 between 9:00 a.m. and 10:00 p.m. EST Monday through Friday. At the time of the call please reference the ID number listed below.

Thank you.

Sincerely,

Frederick M. Bonnell

Managing Director

Shareholder Services

TAGID: 0000123

AST Fund Solutions, LLC,. 110 Wall Street, 5th Floor New York, NY 10005